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                                                                   EXHIBIT 10.35

                                   ASSIGNMENT
                                     OF THE
               AGREEMENT FOR THE SALE AND PURCHASE OF NATURAL GAS

This Assignment is made effective as of January 7, 1997, by and between CH-Twenty, Inc., a Delaware corporation with offices in Los Angeles, California, and ARCO Beluga, Inc., a Delaware corporation with offices in Los Angeles, California.

WHEREAS, Shell Oil Company and Alaska Pipeline Company entered into that certain Gas Purchase Contract dated December 20, 1982 for the sale and purchase of natural gas (the "Agreement"); and

WHEREAS, Shell Oil Company assigned its interest in such Agreement to Shell Western E & P effective January 1, 1984; and

WHEREAS, Shell Western E & P assigned a one-third (1/3) undivided interest in such Agreement to ARCO Alaska, Inc. effective March 1, 1990 ("ARCO's Assigned Interest"); and

WHEREAS, effective November 15, 1991, ARCO Alaska, Inc. and Alaska Pipeline Company amended ARCO's Assigned Interest ("ARCO/Enstar Contract"); and

WHEREAS, ARCO Alaska, Inc. previously assigned its interest in the ARCO/Enstar Contract and all attendant duties, obligations and responsibilities to CH-Twenty, Inc. effective as of December 27, 1996; and,

WHEREAS, CH-Twenty, Inc. desires to assign its interest in the ARCO/Enstar Contract and all attendant duties, obligations and responsibilities to ARCO Beluga, Inc. and ARCO Beluga, Inc. desires to assume CH-Twenty, Inc.'s interest in the ARCO/Enstar Contract and all attendant duties, obligations and responsibilities from CH-Twenty, Inc.

NOW THEREFORE, for good and valuable consideration, the receipt of sufficiency of which is hereby acknowledged, CH-Twenty, Inc. does hereby assign its interest in the ARCO/Enstar Contract and all attendant duties, obligations and responsibilities to ARCO Beluga, Inc. and ARCO Beluga, Inc. hereby assumes CH-Twenty, Inc.'s interest in the ARCO/Beluga Contract and all attendant duties, obligations and responsibilities from CH-Twenty, Inc. and hereby agrees to fully and faithfully perform the the ARCO/Enstar Contract in accordance with its terms and conditions.

This Assignment shall be effective on the day and year first above written notwithstanding the fact that the parties may execute it at different times.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment on the dates indicated below.

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CH-Twenty, Inc.                            ARCO Beglua, Inc.

By: /s/ Cynthia P. Rogan                   By: /s/ Ken Dimgkowski
    --------------------                       --------------------

Its: VP & CFO                                Its: VP

Date: 10/12/98                             Date: 10.19.98

Consent:

Alaska Pipeline Company hereby consents to the foregoing assignment and agrees to accept the performance of ARCO Beluga, Inc. under the ARCO/Enstar Contract.

Alaska Pipeline Company

By: /s/ R. F. Banres
    --------------------

Its: President

Date: 5/11/99